EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                              State of           Other Names
Name                        Incorporation      Used in Business
----                        -------------      ----------------

Community Builders, Inc.    Colorado                 None

Arizona Avenue, L.L.C.      Colorado                 None
 (50% ownership)